UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2007

WHITEHALL JEWELERS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52123	20-4864126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Wacker Dr., Ste. 2600,
Chicago, IL 60606
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (312) 782-6800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On December 22, 2007, the Company received a letter from the administrative agent for its revolving credit facility notifying the Company that the administrative agent would be implementing a $10 million inventory reserve effective as of the close of business on December 27, 2007. The administrative agent has discretion under the credit agreement to implement reserves from time to time. The implementation of this reserve results in a corresponding reduction in liquidity of $10 million under the Company's revolving credit facility. On December 26, 2007, the Company had $57.5 million of outstanding borrowings under the revolving credit facility and $5.9 million in outstanding letters of credit. Taking the new reserve, outstanding borrowings and letters of credit into account, the Company's borrowing availability will be approximately $28 million as of the close of business on December 27, 2007, as determined by the borrowing base formula. The $10 million reserve is based on a draft estimate of the decline in the value of the Company's inventory based upon the Company's financial performance as well as significant macroeconomic factors affecting the retail jewelry industry as a whole. The full appraisal of the Company's inventory is expected to be completed by the end of January 2008.

     Based on the Company's recent financial results and the inventory reserve, the borrowing availability under its revolving credit facility together with cash on hand, current and anticipated cash flow from operations, and cost reductions is not adequate to meet the Company's working capital and capital expenditure needs through the remainder of fiscal 2007 or thereafter. Therefore, the Company needs additional financing in the near term to fund its working capital and capital expenditure needs and is actively seeking financing. While Prentice has expressed its intent to provide a $25 million secured loan to the Company though one or more affiliates, subject to certain conditions, there can be no assurance that this or other additional financing would be possible or could be obtained on terms that are favorable to the Company, or at all. If the Company is unable to obtain this secured loan or any similar financing, the Company will not be able to pay all of its obligations as they come due in fiscal 2007 or thereafter. In addition, if extended, the $25 million principal amount of this secured loan may not be sufficient to enable the Company to pay all of its obligations as they come due in fiscal 2007 or thereafter.

FORWARD-LOOKING STATEMENTS

     This report contains forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include Information relating to the Company that are based on the current beliefs of the Company’s management as well as assumptions made by and information currently available to management, including statements related to the Company's financial results, liquidity, financing activities, and related expectations, estimates and beliefs. When used in this report, the words “believes,” “intent,” “may,” “will” and similar expressions and their variants, as they relate to the Company or the Company’s management, may identify forward-looking statements. Such statements reflect the Company’s judgment as of the date of this report with respect to future events, the outcome of which is subject to certain risks, which may have a significant impact on the Company’s business, operating results or financial condition. These forward-looking statements are based on estimates and assumptions by the Company's management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements: (i) the Company's substantial indebtedness; (ii) inability to implement the Company's business strategy and achieve anticipated cost savings in a timely and effective manner; (iii) the value of the Company's inventory; (iv) availability of additional financing; (v) fluctuations of raw material prices and the Company's reliance on a limited number suppliers; (vi) adverse economic conditions; and (vii) the amount of capital expenditures required at the Company's businesses. The foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEHALL JEWELERS HOLDINGS, INC.
(Registrant)

By:	/s/ PETER MICHIELUTTI
Peter Michielutti
Executive Vice President and
Chief Financial Officer

Date: December 27, 2007